 Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

 PURSUANT TO

 18 U.S.C. SECTION 1350,

 AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gelu Voicu, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catalyst Semiconductor, Inc. on Form 10-Q for the fiscal quarter ended January 27, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

Date: March 12, 2008	By:	/s/ Gelu Voicu

Name:	Gelu Voicu
Title:	President, Chief Executive Officer and
Director

I, David Eichler, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Catalyst Semiconductor, Inc. on Form 10-Q for the fiscal quarter ended January 27, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Catalyst Semiconductor, Inc.

Date: March 12, 2008	By:	/s/ David Eichler

Name:	David Eichler
Title:	Vice President of Finance and
Officer